Exhibit 10.19

BASE SALARIES OF NAMED EXECUTIVE OFFICERS OF THE REGISTRANT

The following are the base salaries (on an annual basis) of the named executive officers of the Company:

Name and Title	Base Salary(1)
Errol De Souza President and Chief Executive Officer	$477,405

Gerard J. Michel Chief Financial Officer, Vice President Corporate Development and Treasurer	$335,000

Alan Krasnser Chief Medical Officer	$331,000

Paul Bavier General Counsel and Secretary	$225,000

Erik Steiner Vice President, Operations	$215,500

(1)	Base salaries effective October 1, 2012.